UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

NRX PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
Special MEETING OF STOCKHOLDERS

TO BE HELD ON March 21, 2024

Unless the context otherwise requires, references in this proxy statement supplement to the “Company,” “we,” “us,” or “our,” refer to NRx Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries as a whole.

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 11, 2024 and furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the Company’s special meeting of stockholders (the “Special Meeting”) and any postponement(s) or adjournment(s) thereof. This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC and being made available to stockholders on or about March 20, 2024. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Proxy Statement.

The Company is providing this Supplement solely to amend certain disclosures to add information about the Company’s proxy solicitor. The disclosures below, which appear on pages 5–6 of the Proxy Statement, are hereby amended to add the underlined text. Except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

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Questions and Answers About the Special Meeting

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Our Board is making this solicitation of proxies for the Special Meeting. In addition, we have retained Alliance Advisors LLC (“Alliance”) to assist in the solicitation of proxies for a fee of approximately $50,000 plus customary expenses. We will bear all costs of such solicitation, including the cost of preparing and distributing this Proxy Statement and the enclosed form of proxy, and the cost of hosting the virtual Special Meeting, as well as the fees of Alliance and the reimbursement of Alliance’s expenses. After the initial distribution of this Proxy Statement, proxies may be solicited by mail, telephone, or personally by our directors, officers, employees or agents, as well as Alliance. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

We have engaged Continental, our transfer agent, to host the virtual Special Meeting and manage the production and distribution of this Proxy Statement. We expect to pay Continental approximately $12,000 for their services.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have further questions, or need additional materials, please feel free to contact our Secretary at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, Delaware 19801 or Alliance at 973-518-3365.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Special Meeting, we previously filed our Proxy Statement with the SEC and made available our Proxy Statement, proxy card and documents incorporated by reference to our stockholders on March 11, 2024. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of this Supplement, the Proxy Statement, the Company’s official Notice of Special Meeting of Stockholders, the documents incorporated by reference and all other proxy materials are available at www.nrxpharma.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.nrxpharma.com under the “Investor Relations” tab.

If you have already submitted a proxy and do not wish to change your vote, no further action is required. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote as described under “What if I change my mind after I return my proxy card?” on page 3 of the Proxy Statement.